EXHIBIT 10.1

PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT (the “Agreement") is entered into as of the 20th day of May, 2004, by and among Spectre Gaming, Inc., a Minnesota corporation (the “Company"), and Pandora Select Partners L.P., a British Virgin Islands limited partnership (the “Purchaser").

R E C I T A L S :

     WHEREAS, in consideration of $1,100,000, the Company proposes to issue to the Purchaser, and the Purchaser desires to purchase, a $1,100,000 secured convertible promissory note in the form attached as Exhibit A (the “Note") and a warrant in the form of Exhibit B (the “Warrant") to purchase (subject to certain adjustments) 200,000 shares of the Company’s common stock, $0.01 par value (the “Common Stock").

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

SECTION 1. AGREEMENT TO SELL AND PURCHASE

     1.1. Authorization of Transaction. On or prior to the closing of the transactions contemplated in this Agreement (the “Closing"), the Company shall have authorized the sale and issuance to the Purchaser of the Note, the Warrant and the shares of Common Stock issuable as payment under the Note, upon conversion of the Note and upon exercise of the Warrant (collectively, the “Shares”).

     1.2. Sale and Purchase. Subject to the terms and conditions hereof, at the Closing, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, the Note and the Warrant for an aggregate purchase price of $1,100,000 (the “Purchase Price”).

SECTION 2. CLOSING, DELIVERY AND PAYMENT

     2.1. Closing. The Closing shall take place at 10:00 a.m. on the date hereof at the offices of the Purchaser’s legal counsel, Messerli & Kramer P.A., in Minneapolis, Minnesota, or at such other time or place as the Company and the Purchaser may mutually agree (the “Closing Date"). At the Closing, subject to the terms and conditions hereof, the Company will issue, sell and deliver to the Purchaser the Note and the Warrant, against payment of the Purchase Price by certified check or wire transfer of immediately available funds. At that time, the Company shall also execute and deliver to the Purchaser the Registration Rights Agreement in the form attached as Exhibit C (the “Registration Rights Agreement") and the Security Agreement in the form attached as Exhibit D (the “Security Agreement").

SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

     The Company hereby makes the following representations and warranties to the Purchaser as of the Closing Date and, as to the agreements described in Section 3.16, covenants to so comply therewith from and after the Closing Date so long as any portion of the Note remains outstanding.

     3.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. The Company has no subsidiaries. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Note, the Warrant, the Registration Rights Agreement and the Security Agreement (together, the “Transaction Documents"), to pledge certain of the Company’s assets as described on the attached Exhibit E as security for the Note (the “Collateral"), to issue and sell the Shares as payment under the Note, upon conversion of the Note and upon exercise of the Warrant, to carry out the provisions of the Transaction Documents, and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing in each jurisdiction in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to be so qualified would not have a materially adverse effect on the Company or its business, taken as a whole.

     3.2. Capitalization. The Company is authorized to issue 466,666 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of which 440,000 shares are issued and outstanding, and 13,333,333 shares of Common Stock, par value $0.01 per share, of which 10,425,187 shares are issued and outstanding. Except as set forth on Schedule 3.2 or in the Company’s quarterly, annual and periodic filings (the “SEC Reports") with the U.S. Securities and Exchange Commission (the “Commission"), the Company has no outstanding options, warrants or other rights to acquire any capital stock, or securities convertible or exchangeable for capital stock or for securities themselves convertible or exchangeable for capital stock (together, “Convertible Securities"). Except as set forth on Schedule 3.2 or in the SEC Reports, the Company has no agreement or commitment to sell or issue any shares of capital stock or Convertible Securities. All issued and outstanding shares of the Company’s capital stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, (iii) are free from any preemptive and cumulative voting rights and (iv) were issued pursuant to an effective registration statement filed with the Commission and applicable state securities authorities or pursuant to valid exemptions under federal and state securities laws. Except as set forth on Schedule 3.2, there are no outstanding rights of first refusal or proxy or shareholder agreements of any kind relating to any of the Company’s securities to which the Company or any of its executive officers and directors is a party or as to which the Company otherwise has knowledge of. When issued in compliance with the provisions of the Note and the Warrant (and upon payment as provided by the Warrant), the Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

     3.3. Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of the Transaction Documents, the performance of all obligations of the Company hereunder and thereunder at the Closing, including the pledge of the Collateral as security for the Note, and the authorization, sale, issuance and delivery of the Shares as payment under the Note, upon conversion of the Note and upon exercise of the Warrant has been taken. The Transaction Documents, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (ii) according to general principles of equity that restrict the availability of equitable remedies and (iii) to the extent that the enforceability of the indemnification provisions of the Registration Rights Agreement may be limited by applicable laws. The sale of the Shares upon exercise of the Warrant, upon conversion of the Note or as payment under the Note is not and will not be subject to any preemptive rights or rights of first refusal.

     3.4. Financial Statements. The Company’s audited balance sheets at, and the audited statements of operations, cash flows and changes in shareholders’ equity of the Company for the fiscal years ended, December 31, 2003 and 2002 and the Company’s unaudited balance sheet at, and the unaudited statements of operations and cash flows of the Company for the three months ended March 31, 2004 (all of the foregoing together, the “Financial Statements,” with March 31, 2004 being the “Latest Statement Date” and the financial statements at and for the three months ended March 31, 2004 being the “Latest Financial Statements"), as contained in the SEC Reports, fairly present in all material respects the financial position, results of operations, cash flows and changes in shareholders’ equity of the Company as of the respective dates and for the respective periods covered thereby in accordance with generally accepted accounting principles consistently applied.

     3.5. Liabilities. The Company has no material liabilities and, to the best of its knowledge, the Company knows of no material contingent liabilities not disclosed in the Latest Financial Statements or SEC Reports, except current liabilities incurred in the ordinary course of business subsequent to the Latest Statement Date that have not been, either in any individual case or in the aggregate, materially adverse.

     3.6. Certain Agreements and Actions. Except as disclosed in the SEC Reports, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) since the Latest Statement Date, incurred any indebtedness for money borrowed or any other material liabilities out of the ordinary course of business, (iii) made any loans or advances to any person, other than ordinary advances for travel or entertainment expenses or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than in the ordinary course of business.

     3.7. Obligations of or to Related Parties. Except as disclosed on Schedule 3.7 or in the SEC Reports, there are no obligations of the Company to officers, directors, shareholders, employees or consultants of the Company, or to any members of their immediate families or other affiliates, other than (i) for payment of salary for services rendered since the commencement of the Company’s most recent payroll period, (ii) reimbursement for expenses reasonably incurred on behalf of the Company and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). Except as disclosed on Schedule 3.7 or in the SEC Reports, none of the officers, directors, shareholders, employees or consultants of the Company, or any members of their immediate families or other affiliates, are indebted to the Company or have any direct or indirect ownership interest in any firm, corporation or other entity with which the Company is affiliated or with which the Company has a business relationship, or any firm, corporation or other entity that competes with the Company. Except as disclosed in the SEC Reports, no officer, director, shareholder, employee or consultant of the Company, or, to the Company’s knowledge, any member of their immediate families or other affiliates, is, directly or indirectly, interested in or a party to any material contract with the Company. Except as disclosed on Schedule 3.7 or in the SEC Reports, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

     3.8. Changes. Since the Latest Statement Date, and except as disclosed in the SEC Reports, there has not been, to the Company’s knowledge, any event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition, operations or prospects of the Company.

     3.9. Title to Properties and Assets; Liens. Except as set forth on Schedule 3.9 or in the SEC Reports, the Company has good and marketable title to its properties and assets, including the properties and assets reflected in the Latest Financial Statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes that have not yet become delinquent, (ii) minor liens and encumbrances that do not materially detract from the value of the property subject thereto or materially impair the operations of the Company and (iii) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used, reasonable wear and tear excepted.

     3.10. Patents and Trademarks. Except as set forth on Schedule 3.10 or in the SEC Reports, the Company owns or licenses all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without any known infringement of the rights of others. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business as proposed to be conducted. None of the execution or delivery of, or the performance of the transactions contemplated by, the Transaction Documents, the pledge of the Collateral by the Company to secure the Note, the carrying on of the Company’s business by the employees of the Company nor the conduct of the Company’s business as currently conducted or proposed will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

     3.11. Compliance with Other Instruments. Except as disclosed in the SEC Reports, the Company is not in violation or default of any term of its Articles of Incorporation or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company that would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution and delivery of, and the performance of and compliance with the transactions contemplated by, the Transaction Documents, and the issuance and sale of the Shares as payment under the Note, upon conversion of the Note or upon exercise of the Warrant, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

     3.12. Litigation. Except as disclosed in the SEC Reports, there is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement or the other agreements contemplated hereby or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby. Except as disclosed in the SEC Reports, there is no action, suit, proceeding or investigation or, to the Company’s knowledge, currently threatened against the Company that might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financial or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the employees of the Company, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. Except as disclosed in the SEC Reports, the Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

     3.13. Tax Returns and Payments. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and, to the Company’s knowledge, all other taxes due and payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon the properties or assets of the Company as of the date of this Agreement that is not adequately provided for.

     3.14. Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company. Except as set forth on Schedule 3.14 or in the SEC Reports, no employee has any agreement or contract, written or verbal, regarding his employment. Except as disclosed on Schedule 3.14 or in the SEC Reports, the Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any material term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and, to the Company’s knowledge, the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. Except as disclosed on Schedule 3.14 or in the SEC Reports, no employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of key employees.

     3.15. Registration Rights. Except as disclosed on Schedule 3.15 or required pursuant to the Registration Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in the Registration Rights Agreement) any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued.

     3.16. Compliance with Laws; Permits; Covenants Regarding Gaming Machines. Except as disclosed in the SEC Reports, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties that would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of, and the performance of the transactions contemplated by, the Transaction Documents, the pledge of the Collateral to secure the Note or the issuance of the Shares as payment under the Note, upon conversion of the Note or upon exercise of the Warrant, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and the Company believes it can (and covenants to Purchaser that it will) obtain any similar authority for the conduct of its business as planned to be conducted (including as to the shipment of Gaming Machines, as defined below, in interstate commerce and as to entering into participation or revenue-sharing arrangements with Tribes, as defined below).

     With respect to the Company’s sale or license to, or participation or other revenue-sharing arrangements with, one or more unaffiliated Native American tribal customers (the “Tribes") of or regarding slot-machine games (the “Gaming Machines"), and for so long as any portion of the Note is outstanding, the Company covenants and agrees as follows:

     (i) Each such Gaming Machine will be, and each such Gaming Machine’s proposed operation and use by each of the Tribes will qualify it as, a Class III game (within the meaning of the Indian Gaming Regulatory Act of 1998); and

     (ii) Prior to placing any Gaming Machine in service on a Tribe’s property, the Company will:

     (A) use its best efforts to procure, contractually with such Tribe:

     (1) a written acknowledgement in form satisfactory to Purchaser of Purchaser’s security interest pursuant to the Security Agreement in (i) each such Gaming Machine placed in service on the Tribal property and in which the Company retains an ownership or other proprietary interest as seller or lessor or under a participation, revenue-sharing or other similar arrangement and (ii) any accounts receivable relating to any such Gaming Machine’s sale, lease, participation or revenue-sharing or other similar arrangement and

     (2) a written confirmation of such Tribe’s limited waiver of its sovereign immunity with respect to the enforcement of Purchaser’s security interest; or

     (B) deliver to Purchaser an opinion of the Company’s counsel (which may be special counsel experienced in Tribal affairs), in form satisfactory to Purchaser, that the Purchaser has an enforceable first priority security interest as described in subsection (ii)(A)(1) above and that the Tribe has waived its sovereign immunity with respect to Purchaser’s enforcement of Purchaser’s security interest as described above.

     Despite the above, the Company is not required to comply with subsection (ii) above for an aggregate of six Gaming Machines placed in service at any particular time across all Tribal properties so long as the Company has placed such Gaming Machines in service solely for the purpose of limited testing. The Company’s failure to comply with the foregoing covenants will require prepayment of the Note as provided by the terms thereof.

     3.17. Environmental and Safety Laws. Except as disclosed in the SEC Reports, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the Company’s knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Without limiting the foregoing, and except as disclosed in the SEC Reports:

     (a) with respect to any real property owned, leased or otherwise utilized by the Company (“Real Property"), the Company is not or has not in the past been in violation of any Hazardous Substance Law which violation could reasonably be expected to result in a material liability to the Company or its properties and assets;

     (b) the Company nor, to the knowledge of the Company, any third party has used, Released, generated, manufactured, produced or stored, in, on, under, or about any Real Property, or transported thereto or therefrom, any Hazardous Substances that could reasonably be expected to subject the Company to material liability, under any Hazardous Substance Law;

     (c) to the knowledge of the Company, there are no underground tanks, whether operative or temporarily or permanently closed, located on any Real Property that could reasonably be expected to subject the Company to material liability under any Hazardous Substance Law;

     (d) there are no Hazardous Substances used, stored or present at, or on, or to the knowledge of the Company that could reasonably be expected to migrate onto any Real Property, except in compliance with Hazardous Substance Laws; and

     (e) to the knowledge of the Company, there neither is nor has been any condition, circumstance, action, activity or event that could reasonably be expected to be a material violation by the Company of any Hazardous Substance Law, or to result in liability to the Company under any Hazardous Substance Law.

     For purposes hereof, “Hazardous Substances” means (statutory acronyms and abbreviations having the meaning given them in the definition below of “Hazardous Substances Laws") substances defined as “hazardous substances,” “pollutants” or “contaminants” in Section 101 of the CERCLA; those substances defined as “hazardous waste,” “hazardous materials” or “regulated substances” by the RCRA; those substances designated as a “hazardous substance” pursuant to Section 311 of the CWA; those substances defined as “hazardous materials” in Section 103 of the HMTA; those substances regulated as a hazardous chemical substance or mixture or as an imminently hazardous chemical substance or mixture pursuant to Sections 6 or 7 of the TSCA; those substances defined as “contaminants” by Section 1401 of the SDWA, if present in excess of permissible levels; those substances regulated by the Oil Pollution Act; those substances defined as a pesticide pursuant to Section 2(u) of the FIFRA; those substances defined as a source, special nuclear or by-product material by Section 11 of the AEA; those substances defined as “residual radioactive material” by Section 101 of the UMTRCA; those substances defined as “toxic materials” or “harmful physical agents” pursuant to Section 6 of the OSHA; those substances defined as hazardous wastes in 40 C.F.R. Part 261.3; those substances defined as hazardous waste constituents in 40 C.F.R. Part 260.10, specifically including Appendix VII and VIII of Subpart D of 40 C.F.R. Part 261; those substances designated as hazardous substances in 40 C.F.R. Parts 116.4 and 302.4; those substances defined as hazardous substances or hazardous materials in 49 C.F.R. Part 171.8; those substances regulated as hazardous materials, hazardous substances, or toxic substances in 40 C.F.R. Part 1910; any chemical, material, toxin, pollutant, or waste regulated by or in any other Hazardous Substances Laws; and in the regulations adopted and publications promulgated pursuant to said laws, whether or not such regulations or publications are specifically referenced herein.

     "Hazardous Substances Law” means any of:

     (i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) (“CERCLA”);

     (ii) the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.) (“Clean Water Act” or “CWA”);

     (iii) the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) (“RCRA”);

     (iv) the Atomic Energy Act of 1954 (42 U.S.C. Section 2011 et seq.) (“AEA”);

     (v) the Clean Air Act (42 U.S.C. Section 7401 et seq.) (“CAA”);

     (vi) the Emergency Planning and Community Right to Know Act (42 U.S.C. Section 11001 et seq.) (“EPCRA”);

     (vii) the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.) (“FIFRA”);

     (viii) the Oil Pollution Act of 1990 (33 U.S.C.A. Section 2701 et seq.);

     (ix) the Safe Drinking Water Act (42 U.S.C. Sections 300f et seq.) (“SDWA”);

     (x) the Surface Mining Control and Reclamation Act of 1974 (30 U.S.C. Sections 1201 et seq.) (“SMCRA”);

     (xi) the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.) (“TSCA”);

     (xii) the Hazardous Materials Transportation Act (49 U.S.C. Section 5101 et seq.) (“HMTA”);

     (xiii) the Uranium Mill Tailings Radiation Control Act of 1978 (42 U.S.C. Section 7901 et seq.) (“UMTRCA”);

     (xiv) the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) (“OSHA”); and

     (xv) all other federal, state and local governmental rules which govern Hazardous Substances, and the regulations adopted and publications promulgated pursuant to all such foregoing laws.

     3.18. Offering Valid. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4, the offer, sale and issuance of the Note and the Warrant (and the Shares issuable as payment under the Note, upon conversion of the Note or upon exercise of the Warrant) will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of the State of Minnesota.

     3.19. Full Disclosure. None of this Agreement, the Note, the Warrant, the Registration Rights Agreement, the Security Agreement or the SEC Reports contain any untrue statement of a material fact nor, to the Company’s knowledge and belief, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. There are no facts that (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition or operations of the Company that have not been set forth in the Agreement, the Note, the Warrant, the Registration Rights Agreement, the Security Agreement, the SEC Reports or in other documents delivered to the Purchaser or its attorneys or agents in connection herewith.

     3.20. Insurance. The Company has fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

     3.21. Investment Company Act. The Company is not, and will not use the proceeds from the Note in a manner so as to become, an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

     3.22. Security Interest in Collateral. The Company owns the Collateral free and clear of all claims, liens or encumbrances of any kind. Upon consummation of the transactions as contemplated hereby, the Purchaser will have a first priority security interest in the Collateral.

     3.23. NASDAQ Compliance. The Company’s Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act"), and is listed on the Over-the-Counter Bulletin Board administered by The Nasdaq Stock Market, Inc. (the “OTCBB”). The Company has taken no action designed to, or likely to have the effect of, and the transactions contemplated by this Agreement will not have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing of the Common Stock from the OTCBB. The Company has not received any notification that the Commission, the National Association of Securities Dealers, Inc., the OTCBB or any other self-regulatory organizational body is contemplating terminating such registration or listing. Without limiting the foregoing, the Transaction Documents and the transactions contemplated by them require no shareholder approval under the rules or interpretations of the OTCBB.

     3.24. Reporting Status. The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the 12 months preceding the date of this Agreement, except that (i) the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002 was filed on May 27, 2003 (88 days late) and (ii) the Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003 was filed on June 19, 2003 (35 days late). The SEC Reports complied in all material respects with the Commission’s requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, the Company satisfies the eligibility requirements for the use of Form SB-2 under the Securities Act of 1933, as amended.

     3.25. No Manipulation of Stock. Neither the Company, nor any of its directors, officers or controlling persons, has taken or will, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in, or which has constituted, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the securities issued or issuable in connection with the transactions contemplated hereunder.

     3.26. Foreign Corrupt Practices; Sarbanes-Oxley.

     (a) Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or

(iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

     (b) The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 that are applicable to it as of the Closing Date.

SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Company as of the Closing Date, and agrees, as follows:

     4.1. Investment Representations. The Purchaser understands that neither the offer nor the sale of the Note, the Warrant or the Shares has been registered under the Securities Act. The Purchaser also understands that the Note and Warrant are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser’s representations contained in the Agreement. The Purchaser hereby represents and warrants as follows:

     (a) Purchaser Bears Economic Risk. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser must bear the economic risk of this investment indefinitely unless the Note or Warrant (or the Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Except as contemplated by the Registration Rights Agreement, the Purchaser has no present intention of selling or otherwise transferring the Note, the Warrant or the Shares, or any interest therein. The Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Purchaser to transfer all or any portion of the Note, the Warrant or the Shares under the circumstances, in the amounts or at the times the Purchaser might propose.

     (b) Acquisition for Own Account. Except as contemplated by the Registration Rights Agreement, the Purchaser is acquiring the Note, the Warrant and the Shares for the Purchaser’s own account for investment only, and not with a view towards their public distribution.

     (c) Purchaser Can Protect Its Interest. The Purchaser represents that by reason of its, or of its management’s, business or financial experience, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, the Note, the Warrant and the Registration Rights Agreement. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

     (d) Accredited Investor. The Purchaser represents that it is an accredited investor within the meaning of Regulation D of the Securities Act.

     (e) Residence. The Purchaser represents that it is organized under the laws of the British Virgin Islands and that its principal office is located in the State of Minnesota.

     (f) Rule 144. The Purchaser acknowledges and agrees that the Note and Warrant, and, if issued, the Shares, must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through an unsolicited “broker’s transaction” or in transactions directly with a market maker (as such term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

     4.2. Transfer Restrictions. The Purchaser acknowledges and agrees that the Note and Warrant and, if issued, the Shares, are subject to restrictions on transfer and will bear restrictive legends.

     4.3. Acquisition of Shares. Until the Note is paid in full, the Purchaser may not acquire “beneficial ownership” (as defined by Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of Shares except for those which are or may be acquired as payment on the Note or upon exercise of the Warrant. The foregoing covenant shall lapse if the Company defaults in the timely payment of any amount due under the Note.

SECTION 5. CONDITIONS FOR CLOSING

     5.1. Conditions for the Company to Satisfy. The obligation of the Purchaser to purchase the Note and Warrant as contemplated by this Agreement is subject to satisfaction of the following contingencies at or prior to Closing:

     (a) The Company shall have obtained all third party consents required in connection herewith, including consents to pledge the Collateral to the Purchaser as security for the Note (excluding acknowledgements from Tribes as contemplated by Section 3.16 above in connection with future sales, leases, participation rights, revenue-sharing or other similar arrangements between the Company and such Tribes relating to Gaming Machines placed in service on Tribal property).

     (b) The Company shall have executed and delivered to the Purchaser at Closing the Transaction Documents.

     (c) The Company shall have paid Gary S. Kohler and Scot W. Malloy, together, a $33,000 cash origination fee related to the transactions contemplated hereby.

     (d) Maslon Edelman Borman & Brand, LLP, legal counsel to the Company, shall have delivered an opinion to the Purchaser with respect to the following matters:

     (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver the Transaction Documents, to pledge the Collateral as security for the Note, to issue and sell the Shares, to carry out the provisions of the Transaction Documents and to carry on its business as presently conducted and as presently proposed to be conducted. The Company has no subsidiaries. The Company is duly qualified and is authorized to do business and is in good standing in each jurisdiction in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to be so qualified would not have a materially adverse effect on the Company or its business, taken as a whole.

     (ii) The Company is authorized to issue 466,666 shares of Series A Convertible Preferred Stock, par value $0.01 per share, of which 440,000 shares are issued and outstanding, and 13,333,333 shares of Common Stock, par value $0.01 per share, of which, to the firm’s knowledge, 10,425,187 shares are issued and outstanding. To the firm’s knowledge, the Company has no outstanding Convertible Securities or any agreement or commitment to sell or issue any shares of capital stock or Convertible Securities, except as described herein. All issued and outstanding shares of the Company’s capital stock (a) have been duly authorized and validly issued, (b) are fully paid and nonassessable, (c) are free from any preemptive and cumulative voting rights and (d) were issued pursuant to an effective registration statement filed with the Commission and applicable state securities authorities or pursuant to valid exemptions under federal and state securities laws. To the firm’s knowledge, there are no outstanding rights of first refusal or proxy or shareholder agreements of any kind relating to any of the Company’s securities to which the Company or any of its executive officers and directors is a party. When issued in compliance with the provisions of the Note and the Warrant (and upon payment as provided by the Warrant), the Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

     (iii) All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of the Transaction Documents, the performance of all obligations of the Company under the Transaction Documents at the Closing, including the pledge of the Collateral as security for the Note, and the authorization, sale, issuance and delivery of the Shares as payment under the Note, upon conversion of the Note or upon exercise of the Warrant has been taken. The Transaction Documents, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) according to general principles of equity that restrict the availability of equitable remedies; and (c) to the extent that the enforceability of the indemnification provisions of the Registration Rights Agreement may be limited by applicable laws. The sale of the Shares upon exercise of the Warrant or upon payment under the Note is not and will not be subject to any preemptive rights or rights of first refusal.

     (iv) The execution and delivery to the Purchaser of the Transaction Documents does not violate or constitute a default under the Articles of Incorporation or Bylaws, as amended, of the Company, or under any agreement known to such firm to which the Company or the Subsidiaries is a party or by which any of their respective properties or assets are bound.

     (v) To such firm’s knowledge, except as disclosed in the SEC Reports, there is no action, suit, proceeding or investigation pending or currently threatened against the Company, including any that questions the validity of the Agreement or the other agreements contemplated thereby or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated thereby. To such firm’s knowledge, and except as disclosed in the SEC Reports, the Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

     (vi) Upon tender of the funds by the Purchaser to the Company as contemplated by the Agreement and filing of a UCC Financing Statement covering the Collateral, a security interest in the Collateral will attach in favor of the Purchaser.

SECTION 6. MISCELLANEOUS

     6.1. Governing Law. This Agreement shall be governed by the laws of the State of Minnesota as such laws are applied to agreements between Minnesota residents entered into and performed entirely in Minnesota.

     6.2. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the parties and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     6.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Note, the Warrant or the Shares from time to time.

     6.4. Entire Agreement. The Transaction Documents and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     6.5. Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     6.6. Amendment and Waiver. This Agreement may be amended or modified, and any provision hereunder may be waived, only upon the written consent of the Company and the Purchaser.

     6.7. Notices. All notices, requests, consents, and other communications hereunder shall be in writing and shall be deemed effectively given and received when delivered in person or by national overnight courier service or by certified or registered mail, return receipt requested, or by telecopier, addressed as follows:

(a)	if to the Company, at

Spectre Gaming, Inc. 800 Nicollet Mall, Suite 2690 Minneapolis, Minnesota 55402 Attention: Brian D. Niebur, Chief Financial Officer Facsimile: (612) 338-7332

with a copy to:

Maslon Edelman Borman & Brand, LLP 90 South Seventh Street, Suite 3300 Minneapolis, Minnesota 55402 Attention: William M. Mower, Esq. Facsimile: (612) 642-8358

(b)	if to the Purchaser, in care of:

Whitebox Advisors, LLC 3033 Excelsior Boulevard, Suite 300 Minneapolis, Minnesota 55416 Attention: Jonathan Wood, Chief Financial Officer Facsimile: (612) 253-6151

with a copy to:

Messerli & Kramer P.A. 150 South Fifth Street, Suite 1800 Minneapolis, Minnesota 55402 Attention: Jeffrey C. Robbins, Esq. Facsimile: (612) 672-3777.

     6.8. Indemnification by the Company. The Company agrees to indemnify and hold the Purchaser harmless against any loss, liability, damage or expense (including reasonable legal fees and costs) that the Purchaser may suffer, sustain or become subject to as a result of or in connection with the breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement, the Note, the Warrant, the Registration Rights Agreement or the Pledge Agreement.

     6.9. Expenses. At Closing, the Company shall pay the Purchaser’s counsel, Messerli & Kramer P.A., $10,000 for its legal fees and expenses in representing the Purchaser in connection with the transactions contemplated hereby. In addition, the Purchaser agrees to pay or reimburse the Purchaser for its reasonable legal fees and expenses that it may incur after the date hereof in connection with the review and approval of any opinion provided pursuant to Section 3.16 above and the granting of any waiver with respect to, the modification of any of the terms or provisions of, or the enforcement of any of the Transaction Documents.

     6.10. Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     6.11. Counterparts. This Agreement may be delivered via facsimile or other means of electronic communication, and may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have hereunto affixed their signatures.

Spectre Gaming, Inc.	Pandora Select Partners L.P.

By	By

Russell Mix, President and Chief Executive Officer	Its

Exhibit A
Form of Note

Exhibit B
Form of Warrant

Exhibit C
Form of Registration Rights Agreement

Exhibit D
Form of Security Agreement

Exhibit E
Description of Collateral

     All assets (except as excluded in the last paragraph below) of Spectre Gaming, Inc., a Minnesota corporation (the “Company”), including without limitation, the following:

     Inventory: All inventory of the Company as that term is defined in the Uniform Commercial Code, whether now owned or hereafter acquired or in which the Company obtains rights, whether consisting of whole goods, spare parts or components, supplies or materials whether acquired, held or furnished for sale, for lease, for participation, revenue-sharing or other similar arrangements, or under contracts or for manufacture or processing, and wherever located, to include, without limitation, all slot-machine games now owned or hereafter acquired by the Company;

     Equipment: All equipment of the Company, whether now owned or hereafter acquired, including all present and future machinery, vehicles, furniture, fixtures, office and recordkeeping equipment, parts, tools, supplies and all other goods (except inventory) used or bought for use by the Company for any business or enterprise and including specifically (without limitation) all accessions thereto, all substitutions and replacements thereof, and all like or similar property now owned or hereafter acquired by the Company, and all of which is owned by the Company, and all deposits made on any such equipment;

     Deposit Accounts and Other Cash: All deposits and deposit accounts with any bank, savings and loan association, credit union or like organization, and all funds and amounts therein, and whether or not held in trust, or in custody or safekeeping, or otherwise restricted or designated for a particular purpose, and all other cash or marketable securities on hand, whether held in-vault or otherwise;

     Receivables: Each and every right of the Company to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, or of a loan, out of the overpayment of taxes or other liabilities, or any other transaction or event, whether such right to payment is created, generated or earned by the Company or by some other person who subsequently transfers his, her or its interest to the Company, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and other security interests) which the Company may at any time have by law or agreement against any account debtor or other person obligated to make such payment or against any property of such account debtor or other persons including, but not limited to, all present and future accounts, contract rights, chattel paper, bonds, notes and other debt instruments, and rights to payment in the nature of general intangibles; and to include, without limitation, each and every right of the Company to the payment of money, whether such right to payment now exists or hereafter arises, out of a sale, lease or other disposition of Inventory or Equipment, including rights to payment on account of participation, revenue-sharing or other similar arrangements relating to Inventory or

Equipment placed in service with third parties;

     General Intangibles: All general intangibles of the Company whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Company’s name, the Company’s internet domain names and address and the goodwill of the Company’s business.

     Securities: All securities and other equity interests now owned or hereafter acquired by the Company, including shares of capital stock of any wholly owned or partially owned subsidiary of the Company.

     The Collateral shall include (i) all substitutes and replacements for and proceeds of any and all of the foregoing property, and in the case of all tangible Collateral, all accessions, accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or use in connection with any such goods and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods.

     Despite the foregoing, the Collateral shall not include slot-machine games (or any substitutes and replacements of them or any accessions, accessories, attachments, parts, equipment and repairs attached or affixed to or used in connection therewith) acquired by the Company after the date hereof over which the Company grants a purchase money security interest to an unaffiliated third party lender of the Company in connection with the original acquisition thereof; but the Collateral will include the Receivables related to such slot-machine games and the proceeds therefrom.

Schedule 3.2

Stock Matters

     In addition to the options and warrants disclosed in the SEC Reports, the Company has since December 31, 2003, issued the following options and warrants:

•	Options to purchase up to 540,000 shares of common stock at a per-share price of $2.50, to Games of Chance, Inc., pursuant to a consulting agreement (pending).

•	Warrants to purchase up to 100,000 shares of common stock at a per-share price of $2.00, to Brent Chapman, pursuant to a consulting agreement dated April 1, 2004. 6,250 shares of the warrants vested immediately, and the remaining shares vested in 2,083 in equal monthly installments over the next 44 months beginning on May 1, 2005.

•	Options to purchase an as-yet undetermined amount of shares of common stock to Muriel Allen, in partial compensation for past employment services rendered.

•	Options to purchase up to 600,000 shares of common stock at a per-share price of $1.50, to Russell Mix, pursuant to an Employment Agreement and Stock Option Agreement, each dated March 22, 2004.

•	Warrant to purchase up to 83,400 shares of common stock, to Feltl & Company, pursuant to an Agency Agreement and in connection with the Company’s private placement of shares of common stock, closed on March 18, 2004.

Schedule 3.7

Related Party Matters

The Company leases office space from Corporate Services, Inc., an affiliate of Ronald E. Eibensteiner, the Company’s Chairman of the Board, on a month-to-month basis for $3,000 per month. In addition, the Company has a consulting agreement with Corporate Services, Inc., pursuant to which certain services of Brian D. Niebur, the Company’s Chief Financial Officer, are paid for on an hourly basis.

Schedule 3.9

Properties Matters

     No exceptions.

Schedule 3.10

Intellectual Property Matters

     No exceptions.

Schedule 3.14

Employment Matters

The Company has employment contracts with Russell Mix, the Company’s Chief Executive Officer, pursuant to an agreement dated April 16, 2004, and with Gary Watson, the Company’s Vice President of Operations — Oklahoma, pursuant to an agreement dated March 4, 2004.

Schedule 3.15

Registration Rights

1,796,829 shares of common stock were sold in a private placement with piggyback registration rights, which private placement closed on March 18, 2004.

In connection with the foregoing private placement, the Company issued a warrant to purchase 83,400 shares of common stock at an exercise price of $0.75 per share. The warrant has piggyback registration rights, and limited demand registration rights.

Schedule 3.22

Encumbrances on Collateral

     No exceptions.

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